Exhibit (q)(4)

POWER OF ATTORNEY

The undersigned officer of Capital Growth Portfolio, Global Growth Portfolio, Growth Portfolio, Large-Cap Core Portfolio, Large-Cap Value Portfolio, Small-Cap Growth Portfolio, Special Equities Portfolio, Tax-Managed Growth Portfolio, Tax-Managed International Equity Portfolio, Tax-Managed Multi-Cap Opportunity Portfolio, Tax-Managed Small-Cap Growth Portfolio, Tax-Managed Value Portfolio and Utilities Portfolio each a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr. and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney , to sign for me in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Capital Growth Portfolio	Eaton Vance Special Investment Trust
Global Growth Portfolio	Eaton Vance Growth Trust
Growth Portfolio	Eaton Vance Growth Trust
Large-Cap Core Portfolio	Eaton Vance Special Investment Trust
Large-Cap Value Portfolio,	Eaton Vance Special Investment Trust
Small-Cap Growth Portfolio	Eaton Vance Special Investment Trust
Special Equities Portfolio	Eaton Vance Special Investment Trust
Tax-Managed Growth Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Tax-Managed International Equity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Multi-Cap Opportunity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Growth Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Value Portfolio	Eaton Vance Mutual Funds Trust
Utilities Portfolio	Eaton Vance Special Investment Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date
/s/ Duncan W. Richardson
	President and Principal Executive Officer	November 1, 2005
Duncan W. Richardson